                                                                     Exhibit 2.1

                                                                  CONFORMED COPY


================================================================================


                         AGREEMENT AND PLAN OF MERGER



                                 by and among


                          SUN HEALTHCARE GROUP, INC.,


                           SUNREG ACQUISITION CORP.


                                      and


                         REGENCY HEALTH SERVICES, INC.


                              ------------------


                           DATED AS OF JULY 26, 1997


                              ------------------


================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1   THE OFFER......................................................   2
     Section 1.1  The Offer................................................   2
     Section 1.2  Company Actions..........................................   4

ARTICLE 2   THE MERGER.....................................................   5
     Section 2.1  The Merger...............................................   5
     Section 2.2  Closing; Effective Time..................................   5
     Section 2.3  Certificate of Incorporation.............................   6
     Section 2.4  By-laws..................................................   6
     Section 2.5  Directors and Officers...................................   6

ARTICLE 3   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
            CORPORATION; EXCHANGE OF CERTIFICATES..........................   6
     Section 3.1  Effect on Capital Stock..................................   6
     Section 3.2  Exchange of Common Stock.................................   7
     Section 3.3  No Liability.............................................   8
     Section 3.4  Certain Adjustments......................................   8

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................   9
     Section 4.1  Organization.............................................   9
     Section 4.2  Capitalization...........................................   9
     Section 4.3  Subsidiaries.............................................  10
     Section 4.4  Authorization; Binding Agreement.........................  10
     Section 4.5  Noncontravention.........................................  10
     Section 4.6  Governmental Approvals...................................  11
     Section 4.7  SEC Filings; Financial Statements........................  11
     Section 4.8  Information Supplied.....................................  12
     Section 4.9  Absence of Certain Changes or Events.....................  12
     Section 4.10 Finders and Investment Bankers; Transaction Expenses.....  13
     Section 4.11 Voting Requirement.......................................  13
     Section 4.12 Litigation...............................................  13
     Section 4.13 Taxes....................................................  13
     Section 4.14 Permits; Compliance with Laws............................  14
     Section 4.15 Title to Properties......................................  15
     Section 4.16 State Takeover Statutes..................................  15
     Section 4.17 Employee Benefit Plans...................................  16
     Section 4.18 Insurance................................................  17
     Section 4.19 Environmental Matters....................................  17
     Section 4.20 Opinion of Financial Advisor.............................  18
     Section 4.21 Intellectual Property....................................  18



ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........  19
     Section 5.1  Organization.............................................  19
     Section 5.2  Authorization; Binding Agreement.........................  19
     Section 5.3  Noncontravention.........................................  19
     Section 5.4  Governmental Approvals...................................  19
     Section 5.5  Information Supplied.....................................  20
     Section 5.6  Financing................................................  20
     Section 5.7  Regulatory Approval......................................  20
     Section 5.8  Compliance with Laws.....................................  21
     Section 5.9  Litigation...............................................  21

ARTICLE 6   COVENANTS......................................................  21
     Section 6.1  Conduct of Business of the Company.......................  21
     Section 6.2  Stockholder Approval; Proxy Statement....................  23
     Section 6.3  Access and Information...................................  24
     Section 6.4  No Solicitation..........................................  24
     Section 6.5  Reasonable Efforts; Additional Actions...................  25
     Section 6.6  Notification of Certain Matters..........................  26
     Section 6.7  Public Announcements.....................................  27
     Section 6.8  Indemnification and Insurance............................  27
     Section 6.9  Directors................................................  28
     Section 6.10 Employee Matters.........................................  28
     Section 6.11 Consummation of Merger...................................  29
     Section 6.12 Debt Offers/Consent Solicitations........................  30

ARTICLE 7   CONDITIONS.....................................................  30
     Section 7.1  Conditions to Each Party's Obligations...................  30

ARTICLE 8   TERMINATION....................................................  31
     Section 8.1  Termination..............................................  31
     Section 8.2  Procedure for and Effect of Termination..................  32
     Section 8.3  Fees and Expenses........................................  32



ARTICLE 9     MISCELLANEOUS................................................ 33
     Section 9.1     Certain Definitions................................... 33
     Section 9.2     Amendment and Modification............................ 33
     Section 9.3     Waiver of Compliance; Consents........................ 34
     Section 9.4     Survival.............................................. 34
     Section 9.5     Notices............................................... 34
     Section 9.6     Assignment............................................ 35
     Section 9.7     GOVERNING LAW......................................... 35
     Section 9.8     Counterparts.......................................... 35
     Section 9.9     Interpretation........................................ 36
     Section 9.10    Entire Agreement...................................... 36
     Section 9.11    No Third Party Beneficiaries.......................... 36
     Section 9.12    Obligations of Parent................................. 36

EXHIBIT A - CONDITIONS OF THE OFFER


                          AGREEMENT AND PLAN OF MERGER


        AGREEMENT AND PLAN OF MERGER, dated as of July 26, 1997 (the "Agreement"), by and among SUN HEALTHCARE GROUP, INC., a Delaware corporation
 ---------
("Parent"), SUNREG ACQUISITION CORP., a Delaware corporation and a wholly owned
  ------
subsidiary of the Parent ("Merger Sub"), and REGENCY HEALTH SERVICES, INC., a
                           ----------
Delaware corporation (the "Company").  Merger Sub and the Company are sometimes
                           -------
collectively referred to herein as the "Constituent Corporations."
                                        ------------------------

        WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, in furtherance of such acquisition, Parent proposes to cause Merger Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the issued and
                                     -----
outstanding shares ("Shares") of Common Stock, par value $.01 per share, of the
                     ------
Company (the "Common Stock"), at a price per share of Common Stock of $22.00 net
              ------------
to the seller in cash, upon the terms and subject to the conditions set forth in this Agreement; and the Board of Directors of the Company has approved the Offer and the Merger (as hereinafter defined) and is recommending that the Company's stockholders accept the Offer;

        WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, Parent, Merger Sub and certain stockholders of the Company are entering into a Stockholder Agreement (the "Stockholder Agreement") pursuant to which such stockholders have, among
      ---------------------
other things, agreed to tender all such stockholders' shares of Common Stock to Merger Sub at the price per Share paid in the Offer, upon the terms and subject to the conditions set forth in the Stockholder Agreement; and the Stockholder Agreement has been approved by the Board of Directors of the Company;

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

        NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE OFFER

        Section 1.1  The Offer.
                     ---------

          (a) Subject to the provisions of this Agreement, as promptly as practicable but in no event later than the fifth business day from and including the date of the public announcement of this Agreement, Merger Sub shall, and Parent shall cause Merger Sub to, commence the Offer. The obligation of Merger Sub to, and of Parent to cause Merger Sub to, commence the Offer and accept for payment, and pay for, any shares of Common Stock tendered pursuant to the Offer shall be subject only to the conditions set forth in Exhibit A (any of which may be waived by Merger Sub in its sole discretion, provided that, without the consent of the Company, Merger Sub shall not waive the Minimum Condition (as defined in Exhibit A)) and to the terms and conditions of this Agreement.
Merger Sub may at any time transfer or assign to one or more corporations directly or indirectly wholly owned by Parent the right to purchase all or any portion of the Shares tendered pursuant to the Offer, but no such assignment shall relieve Parent or Merger Sub of its obligations hereunder. Merger Sub expressly reserves the right to modify the terms of the Offer, except that, without the consent of the Company, Merger Sub shall not (i) reduce the number of shares of Common Stock subject to the Offer, (ii) reduce the price per share of Common Stock to be paid pursuant to the Offer (except pursuant to Section 3.4), (iii) modify or add to the conditions set forth in Exhibit A, (iv) except as provided in the remainder of this Section 1.1, extend the Offer, (v) change the form of consideration payable in the Offer (other than by increasing the cash offer price) or (vi) amend or modify any term of the Offer in any manner adverse to any of the Company's stockholders. The initial expiration date shall be September 15, 1997. Notwithstanding the foregoing, Merger Sub may, without the consent of the Company, but subject to the Company's right to terminate this Agreement pursuant to Section 8.1(b)(ii), (i) extend the Offer, if at the scheduled expiration date of the Offer any of the conditions to Merger Sub's obligation to purchase shares of Common Stock shall not be satisfied, until such time as such conditions are satisfied or waived or (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable
                                         ---
to the Offer or in order to obtain any material regulatory approval applicable to the Offer. Merger Sub agrees that: (A) in the event it would otherwise be entitled to terminate the Offer at any scheduled expiration thereof due to the failure of one or more of the conditions set forth in the first sentence of the introductory paragraph or paragraphs (a) or (g) of Exhibit A to be satisfied or waived, it shall give the Company notice thereof and, at the request of the Company, if such conditions are reasonably likely to be satisfied during the requested extension period, extend the Offer until the earlier of (1) such time as such condition is, or conditions are, satisfied or waived and (2) the date chosen by the Company, which shall not be later than (x) December 31, 1997 or
(y) the date on which the Company reasonably believes all such conditions will be satisfied (it being understood that the Company shall not be entitled to make such request if it is then in breach of this Agreement, and that nothing in this
Section 1.1 shall modify Parent's and Merger Sub's right to terminate this Agreement in the event that the Company is in breach hereof or the conditions specified in paragraphs (d) or (e) of Annex A are applicable); provided that if
                                                               --------
any such condition is not satisfied by the date so chosen by the Company, the Company may request and Merger Sub shall make further extensions of the Offer in accordance with the terms of this Section 1.1(a); and (B) in the event that Merger Sub would otherwise be entitled to terminate the Offer at any scheduled expiration date thereof due solely to the failure of the Minimum Condition to be satisfied, it shall, at the request of the Company, extend the Offer for such period as may be requested by the Company not to exceed ten business days from such scheduled expiration date. Subject to the terms and conditions of the Offer and this Agreement, Merger Sub shall, and Parent shall cause Merger Sub to, pay for all shares of Common Stock validly tendered and not withdrawn pursuant to the Offer that Merger Sub becomes obligated to purchase pursuant to the Offer immediately after the expiration of the Offer; provided, however, that notwithstanding the
                                   --------  -------
foregoing Parent may, in its sole discretion, extend the expiration date of the Offer for a period not to exceed ten business days and in no event ending after December 31, 1997, if Parent reasonably believes that as a result of such extension 90% or more of the Shares will be tendered in the Offer. If, at any scheduled expiration date prior to October 1, 1997, there shall have been tendered, and not withdrawn, fewer than 90% of the Shares, then Merger Sub shall, at the request of the Company, extend the Offer for such number of days (up to 20 calendar days) as the Company may request. No such request shall be made by the Company if, in its sole judgment, it concludes that the Merger could be consummated on or prior to October 6, 1997.

          (b) On the date of commencement of the Offer, Parent and Merger Sub shall file with the SEC a Tender Offer Statement on Schedule 14D-1 with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule 14D-1 and the documents and exhibits included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). The Offer
                                                 ---------------
Documents shall comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the
                                                         ------------
rules and regulations promulgated thereunder and the Offer Documents on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Merger Sub with respect to information supplied by the Company in writing for inclusion in the Offer Documents. Each of Parent, Merger Sub and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Merger Sub further agrees to take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review the Offer Documents and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. Parent and Merger Sub agree to provide the Company and its counsel any comments Parent, Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

          (c) Parent shall contribute to Merger Sub on a timely basis the funds necessary to purchase any shares of Common Stock that Merger Sub becomes obligated to purchase pursuant to the Offer and to perform any of its other obligations pursuant to this Agreement.

        Section 1.2  Company Actions.
                     ---------------

          (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors of the Company, at a meeting duly called and held on July 26, 1997, unanimously adopted resolutions approving this Agreement and the Stockholder Agreement and the transactions contemplated hereby and thereby, including, the Offer and the Merger, determining that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and recommending that the Company's stockholders accept the Offer and tender their shares pursuant to the Offer and approve and adopt this Agreement. The Company has been advised by each of its directors and executive officers that each such person intends to tender all shares of Common Stock owned individually by such person pursuant to the Offer.

          (b) Promptly following the filing of the Offer Documents with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended from time to time, the "Schedule 14D-9") containing the recommendation described in
                   --------------
Section 1.2(a) and shall mail the Schedule 14D-9 to the stockholders of the Company; provided that the Company shall not be required to include such
         --------
recommendation in the Schedule 14D-9 if the Company receives a bona fide written Acquisition Proposal (as defined in Section 6.4) from any person or group, the receipt of which was not related to a breach of Section 6.4, (i) that the Board of Directors of the Company determines in its good faith judgment, after consultation with the Company's financial advisor, is a Superior Proposal (as defined in Section 6.4) and (ii) as a result of which, the Board determines in good faith, after consultation with, and receipt of advice from, the Company's outside counsel, that it would constitute a breach of the Board's fiduciary duty under applicable law to so include such recommendation. The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Merger Sub in writing for inclusion in the Schedule 14D-9. Each of the Company, Parent and Merger Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review the Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the

Company. The Company agrees to provide Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly upon the receipt of such comments.

          (c) In connection with the Offer, the Company shall cause its transfer agent to furnish Merger Sub promptly with mailing labels containing the names and addresses of the record holders of Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Common Stock, and shall furnish to Merger Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Merger Sub shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will, upon request, deliver to the Company all copies (in all forms) of such information then in their possession or control.


                                   ARTICLE 2

                                   THE MERGER

        Section 2.1  The Merger.  Subject to the last two sentences of this
                     ----------
Section 2.1, upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 2.2) and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall
                                                       ----
be merged with and into the Company, which shall be the surviving corporation in the Merger (the "Surviving Corporation"). At the Effective Time, the separate
                 ---------------------
existence of Merger Sub shall cease and the other effects of the Merger shall be as set forth in Section 259 of the DGCL. At the election of Parent, if such election would not in any manner adversely affect the Company's stockholders or delay the transactions contemplated hereby, (i) any direct or indirect wholly owned subsidiary (as defined in Section 9.1(e)) of Parent may be substituted for and assume all of the rights and obligations of Merger Sub as a constituent corporation in the Merger or (ii) the Company may be merged with and into Merger Sub or Parent with Merger Sub or Parent, respectively, continuing as the Surviving Corporation with the effects set forth above. In either such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

        Section 2.2  Closing; Effective Time.  Subject to the provisions of
                     -----------------------
Article 7, the closing of the Merger (the "Closing") shall take place in New
                                           -------
York City at the offices of Brobeck, Phleger & Harrison LLP, as soon as practicable but in no event later than 10:00 a.m. New York City time on the second business day after the date on which each of the conditions set forth in
Article 7 have been satisfied or waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent, Merger Sub and the Company may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date."  At the Closing,
                                          ------------
Parent, Merger Sub and the Company shall cause a certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of
----------------------
the State of Delaware in accordance with the DGCL. The Merger shall become effective as of the date and time of such filing, or such other time within one business day of such filing as Merger Sub and the Company shall agree to be set forth in the Certificate of Merger (the "Effective Time").
                                         --------------

        Section 2.3  Certificate of Incorporation.  The certificate of
                     ----------------------------
incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall become, from and after the Effective Time, the certificate of incorporation of the Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law.

        Section 2.4  By-laws.  The by-laws of Merger Sub, as in effect
                     -------
immediately prior to the Effective Time, shall become, from and after the Effective Time, the by-laws of the Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law.

        Section 2.5  Directors and Officers.  The directors and officers of
                     ----------------------
Merger Sub immediately prior to the Effective Time shall become, from and after the Effective Time, the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualify or their earlier resignation or removal.


                                   ARTICLE 3

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATION; EXCHANGE OF CERTIFICATES

        Section 3.1  Effect on Capital Stock.  As of the Effective Time, by
                     -----------------------
virtue of the Merger and without any action on the part of the holder of any shares of Common Stock or any shares of capital stock of Merger Sub:

              (a)    Capital Stock of Merger Sub.  Each share of the capital
                     ---------------------------
stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

              (b)    Treasury Stock and Parent-Owned Stock.  Each share of
                     -------------------------------------
Common Stock that is owned by the Company or any subsidiary of the Company ("Treasury Shares") and each share of Common Stock that is owned by Parent,
  ---------------
Merger Sub or any other subsidiary of Parent ("Parent Shares") shall
                                               -------------
automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

              (c)    Conversion of Common Stock.  Subject to Section 3.1(e),
                     --------------------------
each issued and outstanding share of Common Stock (other than shares to be canceled in accordance with Section 3.1(b)) shall be converted into the right to receive from the Surviving Corporation in cash, without interest, the price paid for each share of Common Stock in the Offer (the "Merger Consideration"). As of the Effective Time, all shares of the
            --------------------
Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

          (d) Options.  Immediately prior to the Effective Time, the
              -------
unexercisable portion of each outstanding option (a "Company Stock Option") to
                                                     --------------------
purchase shares of Common Stock, shall become immediately exercisable in full (by their terms or, if necessary, by action of the Company), subject to all expiration, lapse, forfeiture and other terms and conditions thereof. The Company shall take all action necessary so that each Company Stock Option (and any rights thereunder) outstanding immediately prior to the Effective Time shall be canceled immediately prior to the Effective Time in exchange for the right to receive an amount in cash equal to the product of (A) the number of shares of Common Stock subject to such Company Stock Option immediately prior to the Effective Time (after giving effect to the first sentence of this Section 3.1(d)) and (B) the excess, if any, of (1) the Merger Consideration over (2) the per share exercise price of such Company Stock Option, to be delivered by the Surviving Corporation immediately following the Effective Time.

          (e) Dissenting Shares.  Notwithstanding anything in this Agreement to
              -----------------
the contrary, each share of Common Stock that is issued and outstanding immediately prior to the Effective Time and that is held by a stockholder who has available to it, and who has properly exercised and perfected, appraisal rights under Section 262 of the DGCL (the "Dissenting Shares"), shall not be
                                           -----------------
converted into or exchangeable for the right to receive the Merger Consideration, but shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if such
                                                --------  -------
holder shall have failed to perfect or shall have effectively withdrawn or lost the right to appraisal and payment under the DGCL, each share of Common Stock of such holder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, in accordance with Section 3.1(a), and such shares shall no longer be Dissenting Shares. The Company shall give Parent (i) prompt notice of any demands for fair value for shares of Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

        Section 3.2  Exchange of Common Stock.
                     ------------------------

          (a) From time to time, on or before the Effective Time, in the event fewer than 80% of the then outstanding Shares are tendered and not withdrawn pursuant to the Offer, Parent shall cause to be deposited in trust with a bank or trust company designated by Parent and satisfactory to the Company (the "Paying Agent") cash, cash equivalents or a combination thereof in amounts and
-------------
at the times necessary for the prompt payment of the Merger Consideration upon surrender of certificates representing Shares as part of the Merger pursuant to Section 3.1 (it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement and not used to pay Merger Consideration shall be turned over to Parent).

          (b) Promptly after the Effective Time, the Paying Agent (which, for the purposes of this subsection (b), may be Parent) shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Common Stock that were converted into the right to receive the Merger Consideration pursuant to Section 3.1 (the

"Certificates") a form letter of transmittal (which shall specify that delivery
-------------
shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender by such holder to the Paying Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, cash in an amount equal to the product of the number of shares of Common Stock represented by such Certificate multiplied by the Merger Consideration, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If the payment is to be made to a person other than the person in whose name a Certificate surrendered is registered, it shall be a condition of payment that (a) the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and (b) the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.2, each Certificate shall represent for all purposes whatsoever only the right to receive the Merger Consideration in cash multiplied by the number of shares evidenced by such Certificate, without any interest thereon.

          (c) After the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer or for any other reason, they shall be canceled and exchanged for cash as provided in this Article 3, except as otherwise provided by law.

        Section 3.3  No Liability.  None of Parent, Merger Sub, the Company or
                     ------------
the Paying Agent shall be liable to any person in respect of any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        Section 3.4  Certain Adjustments.  If between the date of this Agreement
                     -------------------
and the time of the Majority Acquisition (as defined below), the outstanding shares of Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or the number of shares of Common Stock on a fully diluted basis is in excess of that specified in Section 4.2 (regardless of whether such excess is a result of an additional issuance of Common Stock or a correction to such Section) (excluding, however, changes in such number on a fully diluted basis caused solely by a change in the price of the Common Stock and by the exercise of Company Stock Options outstanding on the date of this Agreement), then Parent may unilaterally cause the Merger Consideration and the per share price to be paid in the Offer to be adjusted accordingly to provide to the holders of Common Stock the same aggregate economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.


                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

        The Company represents and warrants to Parent and Merger Sub as follows:

        Section 4.1  Organization.  The Company and each of its subsidiaries is
                     ------------
duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries are duly qualified to do business and in good standing in its jurisdiction of organization and in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except for such failures to be so duly qualified and in good standing that, individually or in the aggregate, will not have a Material Adverse Effect (as defined in Section 9.1(c)) with respect to the Company. The Company has previously delivered or made available to Parent correct and complete copies of the certificates of incorporation and by-laws (or equivalent governing instruments), as currently in effect, of the Company and each of its subsidiaries.

        Section 4.2  Capitalization.  The authorized capital stock of the
                     --------------
Company is as disclosed in the SEC Filings (as defined in Section 4.7). At the close of business on July 25, 1997, (a) 15,935,300 shares of Common Stock were issued and outstanding, and (b) 1,801,859 shares of Common Stock were reserved for issuance upon exercise of Company Stock Options. All issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in this
Section 4.2 and on Schedule 4.2, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound (i) obligating the Company or any of its subsidiaries to issue, deliver, sell, transfer, repurchase, redeem or otherwise acquire or vote, or cause to be issued, delivered, sold, transferred, repurchased, redeemed or otherwise acquired or voted, any shares of capital stock or other voting securities of the Company or of any of its subsidiaries, (ii) restricting the transfer of Common Stock or
(iii) obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The Company is not aware of any voting trust, stockholder agreement or other similar arrangement relating to any shares of Common Stock. Schedule 4.2 sets forth a complete and correct list as of the date hereof of (w) the number of options and warrants to purchase Common Stock outstanding and the number of shares of Common Stock issuable thereunder, (x) the exercise price of each such outstanding stock option and warrant, (y) the vesting schedule of each such outstanding stock option (it being understood that all such stock options shall become exercisable pursuant to Section 3.1(d)) and (z) the grantee or holder of each such option and warrant. All shares of Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as is set forth on Schedule 4.2, there are no material outstanding contractual obligations of the Company to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company subsidiary or any other person.

        Section 4.3  Subsidiaries.  All of the outstanding shares of capital
                     ------------
stock of each of the Company's subsidiaries that are owned by the Company or any other subsidiary of the Company (collectively, the "Subsidiary Shares") have
                                                    -----------------
been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth on Schedule 4.3, all of the Subsidiary Shares are owned by the Company free and clear of all liens, claims, charges, encumbrances or security interests (collectively, "Liens") with respect
                                                            -----
thereto.

        Section 4.4  Authorization; Binding Agreement.  The Company has the full
                     --------------------------------
corporate power and authority to execute and deliver this Agreement and, subject to adoption of this Agreement by the stockholders of the Company in accordance with the DGCL, the certificate of incorporation and by-laws of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, subject to the adoption of this Agreement by the stockholders of the Company in accordance with the DGCL and the certificate of incorporation and by-laws of the Company. This Agreement has been duly and validly executed and delivered by the Company and, subject to the adoption of this Agreement by the stockholders of the Company in accordance with the DGCL and the certificate of incorporation and by-laws of the Company, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as may be limited by (a) bankruptcy, insolvency, reorganization or other laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

        Section 4.5  Noncontravention.  Neither the execution and delivery of
                     ----------------
this Agreement nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or equivalent governing instruments) of the Company or any of its subsidiaries, (b) except as set forth on Schedule 4.5 and in connection with the Consent Solicitations (as defined below), require any consent, approval or notice under, or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, agreement or other instrument or obligation (collectively, "Contracts and Other Agreements") to
                                         ------------------------------
which the Company or any of its subsidiaries is a party or by which any of them or any material portion of their properties or assets may be bound or (c) subject to the approvals, filings and consents referred to in Section 4.6, violate any order, judgment, writ, injunction, determination, award, decree, law, statute, rule or regulation (collectively, "Legal Requirements") applicable
                                                 ------------------
to the Company or any of its subsidiaries or any material portion of their properties or assets; provided that no representation or warranty is made (i) in
                      --------
the foregoing clauses (b) or (c) or with respect to matters that, individually or in the aggregate, will not (i) have a Material Adverse Effect with respect to the Company or (ii) materially delay the transactions contemplated by this Agreement.

        Section 4.6  Governmental Approvals.  No consent, approval or
                     ----------------------
authorization of or declaration or filing with any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (each, a "Governmental Entity") on the part of the Company or
                          -------------------
any of its subsidiaries that has not been obtained or made is required in connection with the execution or delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (b) filings and other applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                                                                       ---
Act"), and the Exchange Act, (c) the filing of appropriate documents with the
---
relevant authorities of states other than Delaware in which the Company or any of its subsidiaries is authorized to do business, (d) such filings as may be required in connection with any state or local tax which is attributable to the beneficial ownership of the Company's or its subsidiaries, real property, if any, (e) such filings and consents as may be required under any environmental, health or safety law or regulation, or any health care licensure laws, reimbursement authorities and their agents, certificate of need laws and other health care laws and regulations, pertaining to any notification, disclosure or required approval required by the Merger or the transactions contemplated by this Agreement, (f) such filings as may be required by any applicable state securities or "blue sky" laws or state takeover laws, and (g) consents, approvals, authorizations, declarations or filings that, if not obtained or made, will not, individually or in the aggregate, result in a Material Adverse Effect with respect to the Company or a material delay in the transactions contemplated by this Agreement or the Stockholder Agreement.

        Section 4.7  SEC Filings; Financial Statements.  The Company has made
                     ---------------------------------
all filings required to be made under the Exchange Act with the SEC since December 31, 1996 (the "SEC Filings"). As of their respective dates, the SEC
                        -----------
Filings complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange
                                             --------------
Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings, and the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements set forth in the SEC Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC promulgated under the Securities Act or the Exchange Act, as the case may be, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes to such financial statements) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows for the respective periods then ended (subject, in the case of unaudited interim financial statements, to exceptions permitted by Form 10-Q under the Exchange Act and to normal year-end adjustments). As of March 31, 1997, neither the Company nor any of its subsidiaries had, and since such date neither the Company nor any of its subsidiaries has incurred, any liabilities of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due that are required to be recorded or reflected on a consolidated balance sheet of the Company under generally accepted accounting principles, except as reflected or reserved against or disclosed in the financial statements of the Company included in the SEC Filings or set forth on Schedule 4.7.

        Section 4.8  Information Supplied.  None of the information supplied or
                     --------------------
to be supplied by the Company for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9, (iii) if applicable, the proxy statement relating to the adoption of this agreement by the Company's stockholders (the "Proxy Statement") or (iv) the information to be filed by the
                   ---------------
Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Information Statement"), will, in the case of the Offer
                       ---------------------
Documents and the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the holders, or, in the case of the Proxy Statement, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the meeting of the Company's stockholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference therein. The Schedule 14D-9, the Proxy Statement and the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference therein or as set forth in any of Parent's SEC Filings.

        Section 4.9  Absence of Certain Changes or Events.  Except as disclosed
                     ------------------------------------
in the SEC Filings or on Schedule 4.9, since March 31, 1997, the Company and its subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and as of the date hereof there has not been (i) any condition, event or occurrence that, individually or in the aggregate, has resulted in a Material Adverse Effect with respect to the Company (without regard, however, to changes in conditions generally applicable to the long-term care industry or general economic conditions), (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) except as reflected on Schedule 4.2 and except as disclosed in this Agreement, (x) any granting by the Company or any of its subsidiaries to any executive officer or other key employee of the Company or any of its subsidiaries of any increase in compensation, except as required under employment agreements in effect as of July 1, 1997 (true and correct copies of which have been provided to Parent), or (y) any granting by the Company or any of its subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of July 1, 1997 (true and correct copies of which have been provided to Parent) as the same may be amended consistent with terms described on Schedule 6.10(c), (v) any damage, destruction or loss, whether or not covered by insurance, that has had or will have a Material Adverse Effect with respect to the Company or (vi) except insofar as may have been disclosed in the SEC Filings or required by a change in generally accepted accounting principles and set forth on Schedule 4.9, any change in accounting methods, principles or practices except as required by generally accepted accounting principles.

        Section 4.10  Finders and Investment Bankers; Transaction Expenses.
                      ----------------------------------------------------
Neither the Company nor any of its officers or directors has employed any investment banker, business consultant, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, except for Smith Barney Inc. ("Smith Barney") and Smith Management Company ("SMC"), or
                    ------------                                  ---
incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby, except for fees payable to Smith Barney and SMC (as reflected in agreements between such firms and the Company, copies of which have been delivered to Parent).

        Section 4.11  Voting Requirement.  The affirmative vote of the holders
                      ------------------
of a majority of the outstanding shares of Common Stock in favor of adoption of this Agreement and the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby under any applicable law, rule or regulation or pursuant to the requirements of the Company's certificate of incorporation or by-laws.

        Section 4.12  Litigation.  Except as disclosed in the SEC Filings or on
                      ----------
Schedule 4.12, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, overtly threatened against the Company or any of its subsidiaries that, individually or in the aggregate, will have a Material Adverse Effect with respect to the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having any such effect.

        Section 4.13  Taxes.  The Company has filed all material tax returns
                      -----
required to be filed by it and has paid, or has set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent financial statements contained in the SEC Filings reflect an adequate reserve for all taxes payable by the Company accrued through the date of such financial statements. The unpaid taxes, including any contingent tax liabilities and net deferred tax liabilities, of the Company which have accrued as of the date of the most recent financial statements contained in the SEC Filings do not materially exceed the reserve for accrued tax liability set forth or included in such financial statements. Except as disclosed in Schedule 4.13, no federal, state or local audits, examinations or other administrative proceedings have been commenced or, to the Company's knowledge, are pending with regard to any taxes or tax returns of the Company or any of its subsidiaries which such audit, if determined adversely, will have a Material Adverse Effect with respect to the Company. No agreements have been made by the Company for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes. Neither the Company nor any of its subsidiaries is or has been a United States real property holding company within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").
                                                                 ----

        Section 4.14  Permits; Compliance with Laws.
                      -----------------------------

          (a) The Company and the Company subsidiaries have (i) all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for the Company or any Company subsidiary to own, lease and operate its properties or to produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted and
(ii) agreements and certifications from all Federal, state, foreign and local governmental agencies and accrediting and certifying organizations having jurisdiction over such facility or facilities that are required to operate the facility or facilities in the manner in which it or they are currently operated and receive reimbursement for care provided to patients covered under the Federal Medicare program ("Medicare"), any applicable state Medicaid program
                           --------
("Medicaid") or any comparable foreign medical reimbursement program (all the
  --------
matters referred to in clauses (i) and (ii) collectively, the "Company
                                                               -------
Permits"), except where the failure to have, or the suspension or cancellation
-------
of, any of the Company Permits will not have, individually or in the aggregate, a Material Adverse Effect with respect to the Company, and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits will not have, individually or in the aggregate, a Material Adverse Effect with respect to the Company. Without limiting the generality of the foregoing, except as set forth in Schedule 4.14(a), all of the Company's facilities are certified for participation or enrollment in the Medicare program and the Medicaid programs for states in which the Company has facilities, have current and valid provider contracts with the Medicare program and the Medicaid programs for states in which the Company has facilities and are in substantial compliance with the conditions of participation of such programs. Neither the Company nor any Company subsidiary is in conflict with, or in default or violation of, (A) any law applicable to the Company or any Company subsidiary or by which any property or asset of the Company or any Company subsidiary is bound or affected or (B) any Company Permits, except in the case of clauses (A) and (B) for any such conflicts, defaults or violations that will not have, individually or in the aggregate, a Material Adverse Effect with respect to the Company. Neither the Company nor any Company subsidiary has received notice from the regulatory authorities that enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations or surveys, and no such investigations or surveys are pending or, to the knowledge of the Company, threatened or imminent. Schedule 4.14(a) sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of the Company, threatened against the Company or any Company subsidiary that could reasonably be expected to result in (i) the loss or revocation of a Company Permit necessary to operate one or more facilities or for a facility to receive reimbursement under the Medicare or Medicaid programs or (ii) the suspension or cancellation of any other Company Permit, except, in the case of clauses (i) and
(ii), any such Company Permit where such suspension or cancellation will not have, individually or in the aggregate, a Material Adverse Effect with respect to the Company.

          (b) The Company and each Company subsidiary, as appropriate, is an approved participating provider in and under all third party payment programs from which it receives revenues. No action or investigation is pending, or to the knowledge of the Company, threatened to suspend, limit, terminate, condition, or revoke the status of the Company or any Company subsidiary as a provider in any such program, and neither the Company nor any Company subsidiary has been provided written notice by any third party payor of its intention to suspend, limit, terminate, revoke, condition or fail to renew in whole or in part or decrease the amounts payable under any arrangement with the Company or such Company subsidiary as a provider, which action, investigation, proceeding, suspension, limitation, termination, revocation, conditioning or failure to renew will have, individually or in the aggregate, a Material Adverse Effect with respect to the Company.

          (c) Neither the Company nor any Company subsidiary is delinquent with respect to the filing of any claims, cost reports or annual filings required to be filed to secure payments for services rendered by them under any third-party payment program from which they receive or expect to receive revenues, including, without limitation, Medicare and Medicaid, except where such delinquency will not individually or in the aggregate have a Material Adverse Effect with respect to the Company. Except as indicated in its financial statements included in the SEC Filings, the Company or each Company subsidiary, as applicable, has paid, or caused to be paid, all refunds, discounts, adjustments, or amounts owing that have become due to such third party payors pursuant to such claims, reports or filings and, to the knowledge of the Company, there are no material changes required to be made to any cost reports, claims or filings made by it for any period or of any deficiency in any such claim, report, or filing, except for changes and deficiencies that in the aggregate will not have a Material Adverse Effect with respect to the Company.

        Section 4.15  Title to Properties.  The Company and its subsidiaries
                      -------------------
have good, valid and marketable title to the properties and assets reflected on the most recent consolidated balance sheet included in the SEC Filings (the

"Balance Sheet") (other than properties and assets disposed of in the ordinary
 -------------
course of business since the date of the Balance Sheet, and all such properties and assets are free and clear of any Liens, except as described in the SEC Filings and the financial statements included therein or on Schedule 4.3 or 4.15, liens for current taxes not yet due and other than Liens or title imperfections that will not have a Material Adverse Effect with respect to the Company.

        Section 4.16  State Takeover Statutes.  The Board of Directors of the
                      -----------------------
Company has approved the Offer, the Merger, this Agreement, the Stockholder Agreement, the pledge, if any, of Shares by Merger Sub to a provider of financing for the Offer to Parent or Merger Sub and the exercise of remedies after the Majority Acquisition with regard to any such pledged Shares and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement, the Stockholder Agreement, the pledge, if any, of Shares by Merger Sub to a provider of financing for the Offer to Parent or Merger Sub and the exercise of remedies after the Majority Acquisition with regard to any such pledged Shares and the transactions contemplated by this Agreement and the Stockholder Agreement, the provisions of Section 203 of the DGCL.

        Section 4.17  Employee Benefit Plans.
                      ----------------------

          (a) The Company and each of its subsidiaries have complied, and currently are in compliance, in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended

("ERISA") and the Code with respect to each employee benefit plan (as defined
  -----
under Section 3(3) of ERISA) maintained by the Company or any of its subsidiaries (each, a "Plan"). There has been no prohibited transaction (within
                       ----
the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan.

          (b) Each of the Plans that is intended to qualify under Section 401(a) of the Code does so qualify and is exempt from taxation pursuant to Section 501(a) of the Code. The Company has no Plans which are employee pension benefit plans (within the meaning of Section 3(2)(A) of ERISA).

          (c) Neither the Company nor any of its subsidiaries has maintained, adopted or established, contributed or been required to contribute to, or otherwise participated in or been required to participate in, any employee benefit plan or other program or arrangement subject to Title IV of ERISA (including, without limitation, a "multi-employer plan" (as defined in Section 3(37) of ERISA) and a defined benefit plan (as defined in Section 3(35) of ERISA)).

          (d) No Plan provides benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of the Company beyond their retirement or other termination of service with the Company (other than (i) coverage mandated by applicable law, (ii) deferred compensation benefits accrued as liabilities on the books of the Company, or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary)).

          (e) The Company has made available to Parent (i) copies of all employment agreements with officers of the Company; (ii) copies of all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $100,000 and which are not terminable on less than 60 days' notice without penalty; (iii) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change of control provisions; and (iv) the various forms of employment agreement, if any, of the Company for its non-executive employees.

          (f) To the Company's knowledge, the Company and the Company subsidiaries are in compliance with the requirements of the Americans With Disabilities Act and the health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985.

          (g) The Company and the Company subsidiaries are in compliance with the requirements of the Workers Adjustment and Retraining Notification Act

("WARN") and have no liabilities pursuant to WARN.
  ----

          (h) Except as set forth on Schedule 4.17(h), neither the Company nor any Company subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Company subsidiary pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any Company subsidiary. As of the date of this Agreement, to the knowledge of the Company, none of the Company, any Company subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any Company subsidiary, and there is no charge or complaint against the Company or any Company subsidiary by the National Labor Relations Board or any comparable governmental entity pending or threatened in writing, except where such unfair labor practice, charge or complaint will not have a Material Adverse Effect with respect to the Company.

        Section 4.18  Insurance.  The Company maintains, and has maintained,
                      ---------
without interruption, during the past three years, policies or binders of insurance covering such risks, and events, including personal injury, property damage and general liability, in amounts the Company reasonably believes adequate for its business and operations.

        Section 4.19  Environmental Matters.
                      ---------------------

          (a) Except as set forth in the SEC Filings, (i) the assets, properties, businesses and operations of the Company and its subsidiaries are and have been in compliance with applicable Environmental Laws (as defined below), except for such non-compliance which has not had and will not have a Material Adverse Effect with respect to the Company); (ii) the Company and its subsidiaries have obtained and, as currently operating, are in compliance with all Company Permits necessary under any Environmental Law for the conduct of the business and operations of the Company and its subsidiaries in the manner now conducted except for such non-compliance which has not had and will not have a Material Adverse Effect with respect to the Company; (iii) all Hazardous Substances generated at or in connection with the real properties and operation of the Company have been transported and otherwise handled, treated and disposed of in compliance with all applicable Environmental Laws and in a manner that does not result in liability under Environmental Laws, except for noncompliance or liability which has not had and will not have a Material Adverse Effect with respect to the Company, (iv) no Hazardous Substances have been disposed of or otherwise released, handled or stored by the Company on the real properties on which the Company's business is conducted or elsewhere in violation of applicable Environmental Laws or in a manner that would result in liability under applicable Environmental Laws which will have a Material Adverse Effect with respect to the Company and (v) neither the Company nor any of its subsidiaries nor any of their respective assets, properties, businesses or operations has received or is subject to any outstanding order, decree, judgment, complaint, agreement, claim, citation, notice, or to the knowledge of the Company, any investigation, inquiry or proceeding indicating that the Company or any of its subsidiaries is or may be (a) liable for a violation of any Environmental Law or (b) liable for any Environmental Liabilities and Costs (including, without limitation, any such Environmental Liabilities or Costs incurred in connection with being designated as a "potentially responsible party" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law (any such designation of the Company being set forth on Schedule 4.19)), where such liabilities, individually or in the aggregate, will have a Material Adverse Effect with respect to the Company.

             (b) For purposes of this Agreement, the terms below shall have the following meanings:

        "Environmental Law" means any law (including, without limitation, common
         -----------------
law), regulation, ordinance, guideline, code, decree, judgment, order, permit or authorization or other legally enforceable requirement of any Governmental Authority relating to worker or public safety and the indoor and outdoor environment, including, without limitation, pollution, contamination, Hazardous Substances, cleanup, regulation and protection of the air, water or soils in the indoor or outdoor environment; and

        "Environmental Liabilities and Costs" means all damages, penalties,
         -----------------------------------
obligations or clean-up costs assessed or levied pursuant to any Environmental Law;

        "Hazardous Substances" means petroleum products, asbestos, radioactive
         --------------------
material, or hazardous or toxic substances or wastes as defined or regulated under any Environmental Law.

        Section 4.20  Opinion of Financial Advisor.  The Board of Directors of
                      ----------------------------
the Company has received the opinion of Smith Barney, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the cash consideration to be received in the Offer and the Merger by the holders of Common Stock (other than Parent and its affiliates) is fair, from a financial point of view, to such holders, and a complete and correct signed copy of such opinion will be delivered to Parent after receipt thereof by the Company.

        Section 4.21  Intellectual Property.  The Company neither owns nor
                      ---------------------
licenses any intellectual property (including, without limitation, patents, copyrights, trademarks or know-how) the absence of which will have a Material Adverse Effect with respect to the Company.

                                   ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company as follows:

        Section 5.1  Organization.  Each of Parent and Merger Sub is a
                     ------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Merger Sub is a newly formed, wholly owned subsidiary of the Parent and, except for activities incident to the acquisition of the Company, Merger Sub has not engaged in any business activities of any type or kind whatsoever.

        Section 5.2  Authorization; Binding Agreement.  Each of Parent and
                     --------------------------------
Merger Sub has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of Parent and Merger Sub. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a legal, valid and binding agreement of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms except as may be limited by (a) bankruptcy, insolvency, reorganization or other laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

        Section 5.3  Noncontravention.  Neither the execution and delivery of
                     ----------------
this Agreement nor the consummation of the transactions contemplated hereby will
(a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Parent or Merger Sub, (b) require any consent, approval or notice under or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contracts and Other Agreements to which Parent or Merger Sub is a party or by which either of them or any material portion of their properties or assets may be bound or (c) subject to the matters referred to in clauses (a), (b) and (c) of Section 5.4 below, violate any Legal Requirements applicable to Parent or Merger Sub or any material portion of their properties or assets; provided that no representation or warranty is made in the
                      --------
foregoing clauses (b) and (c) with respect to matters that, individually or in the aggregate, will neither materially delay the transactions contemplated hereby nor have a Material Adverse Effect with respect to Parent.

        Section 5.4  Governmental Approvals.  No consent, approval or
                     ----------------------
authorization of, or declaration or filing with, any Governmental Entity on the part of either Parent or Merger Sub that has not been obtained or made is required in connection with the execution or delivery by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (b) filings under the HSR Act, the Exchange Act and as set forth on Schedule 5.4, (c) the filing of appropriate documents with the relevant authorities of states other than Delaware in which Parent or any of its subsidiaries is authorized to do business, (d) such filings as may be required in connection with any state or local tax which is attributable to the beneficial ownership of Parent's or its subsidiaries' real property, if any, (e) such filings and consents as may be required under any environmental, health or safety law or regulation, or any health care licensure laws, reimbursement authorities and their agents, certificate of need laws and other health care laws and regulations, pertaining to any notification, disclosure or required approval required by the Merger or the transactions contemplated by this Agreement, (f) such filings as may be required by any applicable state securities or "blue sky" laws or state takeover laws and (g) consents, approvals, authorizations, declarations or filings that, if not obtained or made, will neither, individually or in the aggregate, materially delay the transactions contemplated hereby nor have a Material Adverse Effect with respect to Parent.

        Section 5.5  Information Supplied.  None of the information supplied or
                     --------------------
to be supplied in writing by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9, the Information Statement, or, if applicable, the Proxy Statement will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the holders, or, in the case of the Proxy Statement, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the meeting of the Company's stockholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied in writing by the Company specifically for inclusion or incorporation by reference therein.

        Section 5.6  Financing.  After giving effect to borrowings under
                     ---------
Parent's financing commitments, Merger Sub will have sufficient funds available to purchase all the outstanding shares on a fully diluted basis of Common Stock pursuant to the Offer and the Merger, to satisfy its obligations under Section 3.1(d), to refinance all indebtedness that will or may become due as a result of the consummation of the Offer or the Merger, to comply with Section 10.1 of each of the Indentures (as defined in Section 6.12) and to pay all fees and expenses incurred by it or disclosed pursuant to Section 4.10 related to the transactions contemplated by this Agreement.

        Section 5.7  Regulatory Approval.  Parent is not aware of any existing
                     -------------------
impediment to the approval of the transactions contemplated hereby by any Governmental Authority whose approval is required to consummate the transactions contemplated hereby.

        Section 5.8  Compliance with Laws. Except as set forth in Parent's SEC
                     --------------------
Filings, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, any law, rule, regulation, order, judgment or decree applicable to Parent or any subsidiary or by which any property or asset of Parent or any subsidiary is bound or affected, except for any such conflicts, defaults or violations that will not in the aggregate materially delay the transactions contemplated hereby. Except as set forth in Parent's SEC Filings, Parent and its subsidiaries have all permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct their businesses as now being conducted (the "Parent Permits"), except
                                                      --------------
for such permits, licenses, authorizations, consents, approvals and franchises the absence of which would not in the aggregate materially delay the transactions contemplated hereby. Except as set forth in the Parent's SEC Filings, Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply would not in the aggregate materially delay the transactions contemplated hereby.

        Section 5.9  Litigation.  Except as disclosed in Parent's Filings, there
                     ----------
is no suit, action, proceeding or investigation pending or, to the knowledge of Parent, overtly threatened in writing against Parent or any of its subsidiaries that, individually or in the aggregate, will materially delay the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries having any such effect.


                                   ARTICLE 6

                                   COVENANTS

        Section 6.1  Conduct of Business of the Company.  Except as contemplated
                     ----------------------------------
by this Agreement, during the period commencing on the date hereof and ending at the Effective Time, the Company shall, and shall cause each of its subsidiaries to, conduct its operations according to its ordinary course of business consistent with past practice, and the Company shall, and shall cause each of its subsidiaries to, use all reasonable efforts to preserve intact its business organization and to maintain satisfactory relationships with its customers, suppliers, employees and others having material business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company nor any or its subsidiaries will, without the prior written consent of the Parent:

             (a) amend or propose to amend its certificate of incorporation or by-laws;

             (b) authorize for issuance, issue, sell, pledge, deliver or agree or commit to issue, sell, pledge or deliver (whether through the issuance or granting of any options, warrants, calls, subscriptions, stock appreciation rights or other rights or other agreements) any capital stock of any class or any securities convertible into or exchangeable for shares of capital stock of any class of the Company, or any other ownership interest (including stock appreciation rights or phantom stock) other than shares of Common Stock issuable upon exercise of Company Stock Options outstanding on the date of this Agreement;

          (c) split, combine or reclassify any shares of Common Stock or declare, pay or set aside for payment any dividend or other distribution in respect of any Common Stock, or redeem, purchase or otherwise acquire any shares of Common Stock or any other securities of the Company or any rights, warrants or options to acquire any such shares of other securities;

          (d) enter into any other agreements, commitments or contracts that are material to the Company and its subsidiaries taken as a whole or otherwise make any material change that is adverse to the Company in (i) any existing agreement, commitment or arrangement that is material to the Company and its subsidiaries taken as a whole or (ii) the conduct of the business or operations of the Company and its subsidiaries;

          (e) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, (iii) the dispositions described on, and pursuant to the terms described in, Schedule 6.1(e) and (iv) the sale of the assets on
Schedule 6.1(e) hereto (the "Meridian Assets") on an "as is, where is," basis to
                             ---------------
the individuals named thereon for a cash purchase price of $3,000,000 without recourse to the Company if, and only if, five days prior to such sale the chief financial officer of the Company shall have certified in writing to Parent that as of the date of this Agreement the twelve months trailing EBITDA (determined on the basis disclosed to Parent prior to the date of this Agreement) associated with such assets is $1,300,000 or less;

          (f) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, except for the acquisitions described on Schedule 6.1(f); (ii) incur any indebtedness for borrowed money (other than pursuant to the Company's credit facilities as in effect on the date of this Agreement) or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances; (iii) enter into or amend any material contract or agreement other than in the ordinary course of business or enter into any management contract for a facility not cancelable without penalty within 30 days of notice; (iv) authorize or make any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $7,400,000 (exclusive of management information systems expenditures as described in the proviso hereto) for the Company and its subsidiaries, taken as a whole; provided, however, the Company
                                                --------  -------
will give Parent prior notice of the making or the firm commitment of capital expenditure or lease payment in any calendar quarter relating to management information systems equipment with a fair market value greater than $1,000,000; or (v) terminate any material contract or amend any of its material terms (other than amendments to existing credit arrangements designed to remedy defaults thereunder);

          (g) increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or, except as set forth on

Schedule 6.10(c), enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its subsidiaries;

          (h) take any action, other than as required by GAAP, to change accounting policies or procedures or cash maintenance policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of development costs, payments of accounts payable and collection of accounts receivable);

          (i) make any material Tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations for any assessment of federal income tax or material state corporate income or franchise tax, except to the extent the amount of any such settlement has been reserved for on the Company's most recent SEC Filings;

          (j) pay, discharge, settle, or satisfy any lawsuits, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

          (k) except as may be required by law, take any action to establish, adopt or enter into, or to terminate or amend any Plan;

          (l) (i) permit any increase in the number of employees of the Company employed by the Company on the date hereof other than pursuant to an employee plan to be agreed to by the Company and Parent as promptly as practicable after the date hereof acting reasonably and in good faith or (ii) terminate any employees of the Company identified on Schedule 6.10(c) other than for Cause (as defined below);

          (m) enter into any contract or arrangement with any affiliate of the Company (other than subsidiaries of the Company); or

          (n) agree, commit or arrange to do any of the foregoing.

        Section 6.2  Stockholder Approval; Proxy Statement.  Following the
                     -------------------------------------
purchase of shares of Common Stock pursuant to the Offer, if required by applicable law in order to consummate the Merger, the Company shall take all action necessary in accordance with applicable law to convene a meeting of its stockholders as promptly as practicable to consider and vote upon this Agreement and the transactions contemplated hereby. The Company shall, through its Board of Directors (the "Board"), recommend that the Company's stockholders vote in
                   -----
favor of the adoption of this Agreement and the transactions contemplated hereby, subject to the Board's fiduciary duty under applicable law. As soon as practicable following the purchase of shares of Common Stock pursuant to the Offer, the Company shall prepare and file with the SEC under the Exchange Act the Proxy Statement and shall use its reasonable best efforts to cause the Proxy Statement to be mailed to stockholders of the Company as promptly as practicable after such filing. At the meeting of the Company's stockholders, the Parent shall cause all Parent Shares to be voted in favor of the adoption of this Agreement and the transactions contemplated hereby.

        Section 6.3  Access and Information.  Between the date of this Agreement
                     ----------------------
and the Effective Time, the Company shall, and shall cause its subsidiaries to, afford the Parent and its authorized representatives (including its accountants, financial advisors and legal counsel) reasonable access during normal business hours to all of the properties, personnel, Contracts and Other Agreements, books and records of the Company and its subsidiaries and shall promptly deliver or make available to the Parent (a) a copy of each report, schedule and other document filed by the Company pursuant to the requirements of Federal or state securities laws and (b) all other information concerning the business, properties, assets and personnel of the Company and its subsidiaries as the Parent may from time to time reasonably request. The terms of the Confidentiality Agreement dated July 8, 1997 (the "Confidentiality Agreement")
                                                   -------------------------
between the Company and the Parent) are incorporated herein by reference and shall remain in full force and effect.

        Section 6.4  No Solicitation.
                     ---------------

          (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage (including by way of furnishing information) the initiation of any inquiries or proposals regarding an Alternative Transaction (as defined below) (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Provided that
                                          --------------------
the Company and the Board shall have complied with the first sentence of this
Section 6.4(a), nothing contained in this Section 6.4(a) or any other provision of this Agreement shall prevent the Board if it determines in good faith, after consultation with, and the receipt of advice from, outside counsel, that it is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the stockholders of the Company an unsolicited bona fide written Acquisition Proposal (provided that
                                                               --------
such Acquisition Proposal is for not less than $23.00 per Share and has no financing contingencies) which the Board of Directors of the Company determines in good faith (after consultation with its financial advisors) would result in a transaction more favorable to the Company's stockholders than the transaction contemplated by this Agreement (any Acquisition Proposal meeting such criteria, including those specified in the immediately preceding parenthetical proviso, being referred to herein as a "Superior Proposal"). Nothing herein shall
                               -----------------
prohibit the Company from complying with Rules 14d-9 and 14e-2 under the Exchange Act with respect to any other tender offers.

          (b) The Company shall promptly, but in no event later than 24 hours, notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

          (c) If the Board receives a request for material nonpublic information by a party who makes an unsolicited bona fide Acquisition Proposal and the Board determines that such proposal, if consummated pursuant to its terms would be a Superior Proposal, then, and only in such case, the Company may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between the Company and Parent, provide such party with access to information regarding the Company.

          (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

          (e) The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section; and shall be responsible for any breach of this
Section 6.4 by such bankers, advisors and representatives.

        Section 6.5  Reasonable Efforts; Additional Actions.
                     --------------------------------------

          (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using all reasonable efforts to (i) obtain all consents, amendments to or waivers under the terms of any of the Company's contractual arrangements required by the transactions contemplated by this Agreement, (ii) effect promptly all necessary or appropriate registrations and filings with Governmental Entities, including, without limitation, filings and submissions pursuant to the HSR Act, the Exchange Act, the DGCL and state and Federal licensing authorities, (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and (iv) fulfill or cause the fulfillment of the conditions to Closing set forth in Article 7. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (x) take all action necessary to ensure that no state takeover statute or similar statute or regulation (including, without limitation, Section 203 of the DGCL) is or becomes applicable to the Offer, the Merger, this Agreement or any of the other transactions contemplated by this Agreement and
(y) if any state takeover statute or similar statute or regulation becomes applicable to the Offer, the Merger, this Agreement, the Stockholder Agreement or any other transaction contemplated by this Agreement or the Stockholder Agreement, take all action necessary to ensure that the Offer, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Stockholder Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger, this Agreement, the Stockholder Agreement and the other transactions contemplated by this Agreement and the Stockholder Agreement. Notwithstanding the foregoing, the Board of Directors of the Company shall not be prohibited from taking any action expressly permitted by the terms of this Agreement.

          (b) If, at any time after the Effective Time, the Surviving Corporation shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation the right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

          (c) In furtherance and without limiting the above provisions, each of the Company and Parent shall as promptly as practicable following the execution and delivery of this Agreement file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice ("DOJ") the
                 ---                                                 ---
notification and report form, if any, required for the transactions contemplated hereby (using reasonable best efforts to make such filings within ten business days after the date hereof) and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of the Company and Parent shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. The Company and Parent shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of Parent and the Company shall use all reasonable efforts to obtain any clearance required under the HSR Act for, and to provide assistance to the other in any antitrust proceedings related to, the consummation of the transactions contemplated by this Agreement.

          (d) Each of Parent and the Company agrees to cause to be filed as promptly as practicable all other applications and notices ("Applications")
                                                             ------------
required to be filed with Governmental Authorities in order to consummate the Offer and the Merger (using reasonable best efforts to make such filings within ten business days after the date hereof), and to pursue diligently the approval of such Applications.

          (e) The Company shall use all reasonable efforts to cause its present and past, if any, independent auditors to consent to the inclusion or incorporation by reference of the Company's historical financial statements any registration statement or proxy statement of Parent, to the extent such consents are required by applicable law or regulation.

        Section 6.6  Notification of Certain Matters.  The Company shall give
                     -------------------------------
notice to Parent, and Parent and Merger Sub shall give notice to the Company, promptly upon becoming aware of (a) any occurrence, or failure to occur, of any event, which occurrence or failure to occur has caused or will cause any representation or warranty in this Agreement to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Effective Time and (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any
                                            --------
notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        Section 6.7  Public Announcements.  The initial press release or
                     --------------------
releases with respect to the transactions contemplated by this Agreement shall be in the form agreed to by Parent and the Company. Thereafter, for as long as this Agreement is in effect, Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall not, and shall cause their subsidiaries and affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Offer, the Merger, this Agreement or the other transactions contemplated hereby without the consent of the other (which shall not be unreasonably withheld or delayed), except where such release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or any other regulatory requirement.

        Section 6.8  Indemnification and Insurance.
                     -----------------------------

          (a) Parent agrees that all rights to indemnification existing in favor of the present or former directors, officers, and employees of the Company (as such) or any of its subsidiaries or present or former directors of the Company or any of its subsidiaries serving or who served at the Company's or any of its subsidiaries' request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in the Company's certificate of incorporation or by-laws, or the articles of incorporation, by-laws or similar organizational documents of any of the Company's subsidiaries and the indemnification agreements with such present and former directors, officers and employees as in effect as of the date hereof (true and correct copies of which have been provided to Parent) with respect to matters occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect and without modification (other than modifications following the Merger which would enlarge the indemnification rights) for a period of not less than six years, and the Surviving Corporation shall comply fully with its obligations hereunder and thereunder.

          (b) For a period of not less than six years after the Effective Time, the Surviving Corporation shall maintain officers' and directors' liability insurance and fiduciary liability insurance covering the persons described in paragraph (a) of this Section 6.8 (whether or not they are entitled to indemnification thereunder) who are currently covered by the Company's existing officers' and directors' or fiduciary liability insurance policies on terms no less advantageous to such indemnified parties than such existing insurance; provided, however, that in no event shall Parent be required to expend in any
--------  -------
one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance.

          (c) This Section 6.8, which shall survive the consummation of the Merger at the Effective Time and shall continue for the periods specified herein, is intended to benefit the Company, the Surviving Corporation, and any person or entity referenced in this Section 6.8 or indemnified hereunder each of whom may enforce the provisions of this Section 6.8 (whether or not parties to this Agreement).

        Section 6.9  Directors.  Promptly upon the acceptance for payment of,
                     ---------
and payment for, such number of shares of Common Stock by Merger Sub pursuant to the Offer as satisfies the Minimum Condition (the "Majority Acquisition"), and
                                                   --------------------
from time to time thereafter, Merger Sub shall be entitled to designate such number of directors on the Board of Directors of the Company, rounded up to the next greatest whole number, subject to compliance with Section 14(f) of the Exchange Act, as shall represent a percentage of the Board of Directors equal to the percentage of the outstanding shares of Common Stock owned by Merger Sub; provided that, from the Majority Acquisition until the Effective Time, at least
--------
two persons who are directors of the Company on the date hereof shall be directors of the Company (the "Continuing Directors"); and provided further
                               --------------------    --- -------- -------
that, if the number of Continuing Directors shall be reduced below two for any reason whatsoever, any remaining Continuing Directors shall be entitled to designate a person to fill such vacancy as a Continuing Director for purposes of this Agreement or, if no Continuing Directors then remain, the other directors shall designate two persons to fill such vacancies who shall not be officers, directors, stockholders or affiliates of Parent, Merger Sub or the Company, and such persons shall be deemed to be Continuing Directors for purposes of this Agreement. The Company and its Board of Directors shall, at such time, take all such action needed to cause Merger Sub's designees to be appointed to the Company's Board of Directors. Subject to applicable law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder not later than ten days prior to the scheduled expiration date of the Offer, and the Company agrees to make such mailing with the mailing of the
Schedule 14D-9 (provided that Merger Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Merger Sub's designees). At such times, the Company will also cause (i) each committee of the Board of Directors, (ii) if requested by Merger Sub, the board of directors of each of the Company's subsidiaries and
(iii) if requested by Merger Sub, each committee of such board to include persons designated by Merger Sub constituting the same percentage of each such committee or board as Merger Sub's designees are of the Board. The Company shall, upon request by Merger Sub, promptly increase the size of the Board or exercise its best efforts to secure the resignations of such number of directors as is necessary to enable Merger Sub designees to be elected to the Board and shall cause Merger Sub's designees to be so elected.

        Section 6.10  Employee Matters.
                      ----------------

          (a) Parent agrees to cause the Surviving Corporation to comply in all respects with the change of control provisions of the employment agreements of each of the persons identified in Schedule 6.10(a) (the "Executives"). Without
                                                         ----------
limiting the foregoing, all amounts payable upon such change in control shall be paid in cash immediately following the Majority Acquisition, excluding payments with respect to Company Stock Options which shall be paid as provided in Section 3.1(d).

          (b) (A) Parent agrees to pay or to cause the Surviving Corporation to pay, in either case upon the terms and subject to the conditions set forth in this Section 6.10(b), to each of the employees of the Company identified on
Schedule 6.10(b) (the "Affected Employees") an amount (the "Accrued Bonus
                       ------------------                   -------------
Payment") equal to such Affected Employee's annual bonus (which amount is set
-------
forth opposite such Affected Employee's name on Schedule 6.10(b) under the heading "Stakeholder Bonus 1997") multiplied by a fraction, the numerator of which is the number of days that have elapsed from December 31, 1996 (or the date of hire of the Affected Employee, if later) until the earlier to occur of the dates set forth in clauses (B)(i) and (B)(ii) hereof and the denominator of which is 365; provided, that if any such Affected Employee (other than the
              --------
persons referred to in Section 6.10(a)) voluntarily terminates his or her employment other than for Good Reason to Terminate (as defined below), or dies or becomes disabled, or is terminated for Cause prior to December 31, 1997, the Surviving Corporation shall not be obligated to make such payment with respect to such Affected Employee.

              (B) Payment of each Affected Employee's Accrued Bonus Payment shall be payable within two weeks after the earlier to occur of (i) the termination following the purchase of shares of Common Stock pursuant to the Offer of such Affected Employee's employment (other than for Cause, disability, death or termination by such Affected Employee without Good Reason to Terminate) and (ii) December 31, 1997, if the Affected Employee is employed by the Surviving Corporation or any of its subsidiaries at such time.

          (c) Parent, Merger Sub and the Company agree to comply with the terms, policies and procedures specified on Schedule 6.10(c).

          (d) For purposes of this Section 6.10, "Cause" means conviction of a
                                                  -----
felony or a crime involving personal dishonesty or theft or misappropriation of the property of the Surviving Corporation or its subsidiaries; and "Good Reason
                                                                    -----------
to Terminate" shall be deemed to occur if Parent, the Surviving Corporation or
------------
any of their subsidiaries or affiliates shall (i) take any action which substantially reduces an Affected Employee's title, duties, responsibilities, salary, or, unless such change affects all employees of the Surviving Corporation or its subsidiaries at a comparable level of seniority and responsibility, benefits, or (ii) require the Affected Employee to relocate permanently in excess of 35 miles from the Affected Employees' primary place of business.

          (e) Notwithstanding anything to the contrary contained herein or in any other document, agreement or instrument, if any person is terminated by the Company (other than for Cause) following the purchase of shares of Common Stock pursuant to the Offer but prior to the Effective Time, all Company Stock Options held by any such person shall be treated as provided in Section 3.1(d) hereof.

        Section 6.11  Consummation of Merger.  Parent agrees that, subject to
                      ----------------------
the satisfaction of the conditions set forth in Section 7.1, in the event ninety percent or more of the Shares are tendered pursuant to the Offer, it will unless precluded by applicable law cause Merger Sub to consummate the Merger as soon as practicable, but in no event later than five business days after the expiration of the Offer.

        Section 6.12  Debt Offers/Consent Solicitations.  Subject to the
                      ---------------------------------
provisions of this Agreement, Merger Sub shall, and Parent shall cause Merger Sub to, commence (i) a tender offer (the "Junior Tender Offer") to purchase all
                                          -------------------
of the principal amount of, and a consent solicitation (the "Junior Consent
                                                             --------------
Solicitation") to the holders of, the Company's 12 1/4% Subordinated Securities
------------
due 2003 (the "Junior Securities") upon the terms and subject to the conditions
               -----------------
set forth in Schedule 6.12 and (ii) a tender offer (the "Senior Tender Offer"
                                                         -------------------
and, together with the Junior Tender Offer, the "Debt Offers") to purchase all
                                                 -----------
of the principal amount of, and a consent solicitation (the "Senior Consent
                                                             --------------
Solicitation" and, together with the Junior Consent Solicitation, the "Consent
------------                                                           -------
Solicitations") to the holders of, the Company's 9 7/8% Senior Subordinated
-------------
Securities due 2002 (the "Senior Securities" and, together with the Junior
                          -----------------
Securities, the "Securities") upon the terms and subject to the conditions set
                 ----------
forth in Schedule 6.12. The obligations of Merger Sub to, and of Parent to cause Merger Sub to, (i) commence the Debt Offers and the Consent Solicitations,
(ii) accept for payment, and pay for, any Securities tendered pursuant to the Debt Offers and (iii) effect amendments to the terms of the respective indentures governing the Junior Securities and the Senior Securities (the "Junior Indenture" and the "Senior Indenture", respectively, and together the
 ----------------           ----------------
"Indentures") by means of consents obtained pursuant to the Consent
 ----------
Solicitations, shall be subject only to the conditions set forth in Schedule
6.12 (any of which may be waived by Merger Sub in its sole discretion). Parent shall contribute to Merger Sub on a timely basis the funds necessary to purchase any Securities that Merger Sub becomes obligated to purchase pursuant to the Debt Offers. The Company shall make all reasonable efforts to assist and cooperate with Merger Sub in conducting the Debt Offers and the Consent Solicitations.


                                   ARTICLE 7

                                   CONDITIONS

        Section 7.1  Conditions to Each Party's Obligations.  The respective
                     --------------------------------------
obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

               (a) If required by applicable law, the Merger shall have been approved by holders of Common Stock as required by such applicable law;

               (b) No Legal Requirements shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity that prohibits or prevents the consummation of the Merger;

               (c) Merger Sub shall have previously accepted for payment and paid for Shares pursuant to the Offer; and

               (d) Any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated.

                                   ARTICLE 8

                                  TERMINATION

        Section 8.1  Termination.  This Agreement may be terminated and the
                     -----------
Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after adoption by the stockholders of the Company:

              (a) By the mutual written consent of Parent, Merger Sub and the Company (but only by action of the Continuing Directors after the purchase of Common Stock pursuant to the Offer);

              (b) By Parent, Merger Sub or the Company (but only by action of the Continuing Directors after the purchase of Common Stock pursuant to the Offer):

                     (i) if a court of competent jurisdiction or other Governmental Entity shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order or other action shall have become final and nonappealable; or

                     (ii) (x) as a result of the failure, occurrence or existence of any of the conditions set forth in Exhibit A (1) Merger Sub shall have failed to commence the Offer within five business days following the date of this Agreement or (2) the Offer shall have terminated or expired in accordance with its terms without Merger Sub having accepted for payment any shares of Common Stock pursuant to the Offer or (y) Merger Sub shall not have accepted for payment any shares of Common Stock pursuant to the Offer by December 31, 1997; provided, however, that the right to
                                     --------  -------
     terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure, occurrence or existence of any such condition;

              (c) By the Company in connection with the entering into, or consummation of, a Superior Proposal in accordance with Section 6.4, provided that it has complied with all provisions thereof, including the notice provisions therein, and that it complies with applicable requirements relating to the payment (including the timing of any payment) of the Expenses and the Fee;

              (d) By Parent or Merger Sub prior to the purchase of Shares of Common Stock pursuant to the Offer in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement, which (A) would give rise to the failure of a condition set forth in paragraph (d) or (e) of Exhibit A, and (B) has not been or cannot be cured within 20 days after the giving of written notice to the Company;

              (e) By the Company, if Parent or Merger Sub shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which failure to perform has not been cured within 20 days after the giving of written notice to Parent or Merger Sub; or

              (f) by Parent or Merger Sub if either Parent or Merger Sub is entitled to terminate the Offer as a result of the occurrence of any event set forth in paragraph (c) of Exhibit A.

        Section 8.2  Procedure for and Effect of Termination.  In the event that
                     ---------------------------------------
this Agreement is terminated and the Merger is abandoned by the Parent or the Merger Sub, on the one hand, or by the Company, on the other hand, pursuant to
Section 8.1, written notice of such termination and abandonment shall forthwith be given to the other parties and this Agreement shall terminate and the Merger shall be abandoned without any further action. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party under the terms of this Agreement except with respect to the willful breach by any party hereto and except that the provisions of this Section 8.2, the final sentence of Section 6.3, Section 8.3 and Article 9 shall survive the termination of this Agreement.

        Section 8.3  Fees and Expenses.  (a) Except as set forth in this Section
                     -----------------
8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

              (b) The Company shall pay Parent a fee of $12,000,000 (the "Fee"), and reimburse Parent for actual and documented out-of-pocket expenses of
 ---
Parent relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of Parent's counsel) not in excess of $4,000,000 ("Expenses"), in the event that:
             --------

                     (i) this Agreement is terminated (x) by Parent pursuant to Section 8.1(f) or (y) by the Company pursuant to Section 8.1(c);

                     (ii)  this Agreement is terminated by Parent pursuant to
              Section 8.1(d) after a breach of Section 6.4 by the Company; or

                     (iii) (A) the Company shall have received an Acquisition
              Proposal at or prior to, or within 30 days after, the termination of this Agreement and (B) an Alternative Transaction is consummated on or prior to the one-year anniversary of the termination of this Agreement.

              (c)    As used herein, "Alternative Transaction" means (i) a
                                      -----------------------
transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "Third Party") acquires more than 40% of the outstanding
                      -----------
Shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 40% of the outstanding equity securities of the Company or the entity surviving such merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company and its subsidiaries having a fair market value equal to more than 40% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction; provided, however, that the term Alternative Transaction shall not
             --------  -------
include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities.

          (d) The Fee and Expenses payable pursuant to Section 8.3(b) shall be paid upon the earlier of (i) immediately prior to the termination of this Agreement by the Company pursuant to Section 8.1(c) and (ii) within one business day after the first to occur of the events described in Section 8.3(b)(i)(x),
(ii) and (iii).


                                   ARTICLE 9

                                 MISCELLANEOUS

        Section 9.1  Certain Definitions.  For purposes of this Agreement, the
                     -------------------
following terms shall have the meanings ascribed to them in this Section 9.1(a):

          (a) "affiliate," with respect to any person, shall mean any person
               ---------
controlling, controlled by or under common control with such person;

          (b) "knowledge," with respect to the Company, shall mean the actual
               ---------
knowledge of any executive officer or director of the Company;

          (c) "Material Adverse Effect," with respect to any person, shall mean
               -----------------------
a material adverse effect on the business, assets, properties, financial condition or results of operations of such person and its subsidiaries taken as a whole;

          (d) "person" shall mean and include an individual, a partnership, a
               ------
joint venture, a limited liability company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; and

          (e) "subsidiary," with respect to any person, shall mean any
               ----------
corporation 50% or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50% or more of the total equity interest of which, is directly or indirectly owned by such person. For purposes of this Agreement, all references to "subsidiaries" of a person shall be deemed to mean "subsidiary" if such person has only one subsidiary.

        Section 9.2  Amendment and Modification.  Subject to applicable law,
                     --------------------------
this Agreement may be amended, modified or supplemented only by a written agreement signed by each of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein; provided,
                                                                  --------
however, that after this Agreement is adopted by the Company's stockholders
-------
pursuant to Section 6.2, no such amendment or modification shall

(a) alter or change the amount or kind of the consideration to be delivered to the stockholders of the Company, (b) alter or change any term of the certificate of incorporation of the Surviving Corporation or (c) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the stockholders of the Company. If Merger Sub's designees are appointed or elected to the Board of Directors of the Company as provided in
Section 6.10, after the acceptance for payment of shares of the Common Stock pursuant to the Offer and prior to the Effective Time, the affirmative vote of a majority of the Continuing Directors of the Company shall be required for the Company to take action to (i) amend or terminate this Agreement, (ii) exercise or waive any of the Company's rights or remedies under this Agreement, (iii) extend the time for performance of Parent's and Merger Sub's respective obligations under this Agreement, (iv) take any action to amend or otherwise modify the Company's certificate of incorporation or by-laws or (v) take any action that would adversely affect the rights of the holders of Common Stock or the holders of Company Stock Options with respect to the transactions contemplated hereby.

        Section 9.3  Waiver of Compliance; Consents.  Any failure of Parent or
                     ------------------------------
Merger Sub, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may, subject to Section 9.2, be waived by Parent, Merger Sub or the Company, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.3 and in Section 9.2. Notwithstanding anything herein to the contrary, if Merger Sub accepts Shares for payment prior to October 1, 1997, Parent and Merger Sub shall not be obligated to, and shall not, consummate the Merger (subject to the other terms and conditions hereof) until October 2, 1997.

        Section 9.4  Survival.  The respective representations and warranties of
                     --------
Parent, Merger Sub and the Company contained herein shall not survive the Closing hereunder.

        Section 9.5  Notices.  All notices and other communications hereunder
                     -------
shall be in writing and shall be deemed to have been duly given when delivered in person or by telecopier (with a confirmed receipt thereof), and on the next business day when sent by overnight courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a)  if to Parent or Merger Sub, to:

                  Sun Healthcare Group, Inc.
                  101 Sun Lane NE
                  Albuquerque, New Mexico 87109
                  Attention:   General Counsel
                  Telecopier:  (505) 822-0747
                  with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  One Market
                  Spear Street Tower
                  San Francisco, California 94105
                  Attention:   Michael J. Kennedy
                  Telecopier:  (415) 442-1010


             (b)  if to the Company, to:

                  Regency Health Services, Inc.
                  2742 Dow Avenue
                  Tustin, California 92780
                  Attention:   General Counsel
                  Telecopier:  (714) 544-4413

                  with a copy to:

                  Paul, Weiss, Rifkind,
                  Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attention:   Judith R. Thoyer
                  Telecopier:  (212) 757-3990

        Section 9.6  Assignment.  This Agreement and all of the provisions
                     ----------
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

        Section 9.7  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                     -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

        Section 9.8  Counterparts.  This Agreement may be executed and delivered
                     ------------
(including by facsimile transmission) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 9.9  Interpretation.  The article and section headings contained
                     --------------
in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

        Section 9.10  Entire Agreement.  This Agreement (including the
                      ----------------
schedules, exhibits, documents or instruments referred to herein) and the Confidentiality Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof.

        Section 9.11  No Third Party Beneficiaries.  Except as expressly
                      ----------------------------
provided in Section 6.8, this Agreement is not intended to, and does not, create any rights or benefits of any party other than the parties hereto.

        Section 9.12  Obligations of Parent.  Wherever this Agreement requires
                      ---------------------
Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action.

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                  SUN HEALTHCARE GROUP, INC.


                                  By  /s/ Robert D. Woltil
                                    --------------------------------------------
                                    Name:   Robert D. Woltil
                                    Title:  Senior Vice President for Financial
                                            Services and Chief Financial Officer



                                  SUNREG ACQUISITION CORP.


                                  By  /s/ Robert D. Woltil
                                    --------------------------------------------
                                    Name:   Robert D. Woltil
                                    Title:  Vice President



                                  REGENCY HEALTH SERVICES, INC.


                                  By  /s/ Richard K. Matros
                                    --------------------------------------------
                                    Name:   Richard K. Matros
                                    Title:  President and Chief Executive
                                            Officer

                                                                       EXHIBIT A

                            CONDITIONS OF THE OFFER
                            -----------------------

   Notwithstanding any other term of the Offer or this Agreement, Merger Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered shares of Common Stock after the termination or withdrawal of the Offer), to pay for any shares of Common Stock tendered pursuant to the Offer unless, (i) there shall have been validly tendered and not properly withdrawn prior to the expiration of the Offer such number of shares of Common Stock which would constitute a majority of the outstanding shares of Common Stock on a fully-diluted basis on the date of purchase (the "Minimum Condition") ("on a fully-diluted basis"
                           -----------------
means, as of the date of the purchase of shares of Common Stock pursuant to the Offer, the number of shares of Common Stock outstanding, together with all shares of Common Stock issuable pursuant to options, convertible securities and any other rights to acquire Shares) and (ii) any waiting period under the HSR Act or applicable state regulatory statutes or regulations applicable to the purchase of shares of Common Stock pursuant to the Offer shall have expired or been terminated. Furthermore, notwithstanding any other term of the Offer or this Agreement, Merger Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any shares of Common Stock not theretofore accepted for payment or paid for, and (subject to Sections 1.1(a) and 6.5(a) of this Agreement) may terminate the Offer if, at any time on or after the date of this Agreement and before the acceptance of such shares for payment or the payment therefor, any of the following conditions exists:

   (a) there shall be pending by any Governmental Entity or other person any suit, action or proceeding (i) challenging the acquisition by Parent or Merger Sub of any shares of Common Stock under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement or the Stockholder Agreement or seeking to obtain from the Company, Parent or Merger Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to compel the Company or Parent to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Offer, the Merger or any of the other transactions contemplated by this Agreement or the Stockholder Agreement, (iii) seeking to impose material limitations on the ability of Parent or Merger Sub to acquire or hold, or exercise full rights of ownership of, any shares of Common Stock accepted for payment pursuant to the Offer, including, without limitation, the right to vote such Common Stock on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and its subsidiaries, taken as a whole or (v) which otherwise is reasonably likely to have a Material Adverse Effect with respect to the Company;

   (b) there shall be any statute, rule, regulation, legislation, judgment, order or injunction enacted, entered, enforced, promulgated, or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act which, in any case, is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

   (c) (i) the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Merger Sub its approval or recommendation of the Offer or the Merger or its adoption of this Agreement, or approved or failed to reject within 10 business days, any Acquisition Proposal, (ii) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 6.4 of this Agreement or (iii) the Board or any committee thereof shall have resolved to take any of the foregoing actions;

   (d) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall not be true and correct or any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case at the date of this Agreement and, in the case of representations and warranties other than those made specifically as of the date of this Agreement, at the scheduled or extended expiration of the Offer;

   (e) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement;

   (f) this Agreement shall have been terminated in accordance with its terms or the Offer shall have been terminated with the consent of the Company;

   (g) (i) less than a majority in principal amount of either of the Securities shall have been tendered and not withdrawn pursuant to the Debt Offers or (ii) consents shall have been obtained in the Consent Solicitations from holders (other than the Company and its Affiliates (as such term is defined in the applicable Indenture)) of less than a majority in principal amount as of the applicable record date of either of the Securities;

   (h) there shall have occurred (i) any general suspension of, or limitation of prices for, trading on the NYSE, AMEX, Nasdaq National Market, (ii) any declaration of banking moratorium or suspension or payment in respect of banks in the United States, (iii) any general limitation by a Government Entity on, or any other event that would limit, the extension of credit by banks or other lending institutions, (iv) any commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States having a significant adverse effect on the functionality of financial markets in the United States or (v) in the case of any of the foregoing, existing at time of the commencement of the Offer, a material acceleration or worsening thereof which, in the reasonable judgment of Merger Sub in any case and regardless of circumstances, makes it inadvisable to proceed with such acceptance for payment or payment.

   The foregoing conditions are for the sole benefit of Merger Sub and Parent and may, subject to the terms of this Agreement, be waived by Merger Sub and Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent, or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.